Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2006 SECOND QUARTER RESULTS
Diluted EPS of $0.35
Adjusted EBITDA of $165 million for Covanta Energy
Updated 2006 guidance reflects strong performance
FAIRFIELD, NJ, August 3, 2006 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the three and six months ended June 30, 2006. The Company is presenting financial results on an as reported and pro forma basis. The pro forma information was prepared as if the acquisition of Covanta ARC Holdings, Inc., formerly American Ref-Fuel Holdings Corp. (“Ref-Fuel”), was consummated on January 1, 2005. The Company believes a comparison between the 2006 results and the 2005 pro forma financial information will assist in assessing Covanta’s performance.
Second Quarter and YTD 2006 Results
For the 2006 second quarter, total revenues as reported were $334.1 million, versus $199.1 million for the same period of 2005. This increase was the result of the Ref-Fuel acquisition that occurred at the end of the second quarter last year. Net income for the second quarter of 2006 was $51.2 million, or $0.35 per diluted share which compares with 2005 second quarter net income of $5.9 million, or $0.05 per diluted share.
Comparing 2006 results to 2005 pro forma financial information, total second quarter revenues rose 6% to $334.1 million from $315.7 million, and second quarter 2006 net income increased to $51.2 million from $18.3 million for the second quarter of 2005. The increase in net income was driven primarily by strong operating performance, a lower effective tax rate and two tax benefits relating to the Company’s international business which are described further in the accompanying exhibits.
Continuing the comparison to the prior year pro forma results, for the Company’s principal subsidiary, Covanta Energy Corporation, (“Covanta Energy”), domestic waste and energy business revenues were $286 million for the 2006 second quarter compared to pro forma prior year revenues of $275.6 million. This revenue growth of $10.4 million, or 4%, was driven primarily by higher energy rates, contractual service fee escalation and favorable scrap metal pricing. International revenues for the second quarter of 2006 were $44.6 million compared to prior year revenues of $36.3 million, an increase of $8.3 million primarily due to higher energy prices contractually provided to offset increased fuel cost. Covanta Energy’s adjusted EBITDA for the second quarter of 2006 was $165 million versus $135 million on a pro forma basis for the second quarter of 2005. This increase of 22% was largely due to higher operating revenues, successful execution of cost reduction initiatives, reduced scope of scheduled maintenance work and a Philippine tax ruling which increased equity income.
For the six months ended June 30, 2006, total revenues rose 6% to $639.5 million from 2005 pro forma revenues of $604.2 million. 2006 net income also increased to $62.6 million for the six months ended June 30, 2006 from $23.4 million on a pro forma basis for the six months ended June 30, 2005. During the same period, earnings per diluted share increased to $0.43 versus $0.16 for the prior year

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on a pro forma basis. This increase of $0.27 was driven primarily by strong operating performance, a lower effective tax rate and the two tax benefits outlined in Exhibit 5 of this press release.
“We are very pleased with our results for the first half of 2006”, stated President and Chief Executive Officer, Anthony Orlando. He continued, “Our people have executed effectively in all key areas. Waste-to-energy boiler availability remains above 90% and we’ve grown our top line while leveraging our larger size to achieve cost savings. As a result, we are generating meaningful growth from our existing portfolio. In addition, we remain optimistic about opportunities to expand our business.”
Update of 2006 Guidance — Company Expects to Outperform Original Key Financial Targets
Given the strong first half performance and its outlook for the remainder of the year, the Company expects to outperform its original 2006 guidance and is, therefore, updating its guidance on the following key metrics:
•	Covanta Energy adjusted EBITDA in the range of $535 million to $545 million,

•	Covanta Energy free cash flow of approximately $235 million, and

•	Diluted earnings per share of approximately $0.75.
Conference Call Information
Covanta Holding Corporation will host a conference call at 11:00 am (Eastern) on Friday, August 4, 2006 to discuss its results for the three and six months ended June 30, 2006. Prepared remarks will be followed by a question-and-answer session. To participate, please dial 800-310-6649 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 719-457-2693. The conference call will also be webcast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 2:00 pm (Eastern) Friday, August 4, 2006 through midnight (Eastern) Friday, August 11, 2006. To access the replay, please dial 888-203-1112 or 719-457-0820 and use the replay passcode: 4008868. The webcast will also be archived on www.covantaholding.com.
Non-GAAP Measures
The information presented includes non-GAAP financial measures, as defined by the Securities and Exchange Commission, relating to adjusted EBITDA and free cash flow. These measures may be different from non-GAAP measures used by other companies. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should be read in conjunction with Covanta’s financial information reported in accordance with GAAP. Covanta uses these measures to provide additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business. Reconciliations to the most directly comparable GAAP measure and management’s reasons for presenting such information are set forth in the exhibits to this release. Included among the exhibits are calculations of Covanta Energy’s adjusted EBITDA and calculations of Free Cash Flow, measurements that are not in accordance with GAAP. Adjusted EBITDA is defined as, for any period, EBITDA plus additional items deducted from, or added to, net income, as defined in Covanta Energy’s financing arrangements. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in

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calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation. Free Cash Flow is defined as, for any period, cash flow provided by operating activities less purchase of property, plant and equipment. Free Cash Flow is not a measurement of financial performance under GAAP and is used by management as an alternative measure of cash flow available for the repayment of debt and for investment in strategic opportunities.
About Covanta Holding Corporation
Covanta Holding Corporation is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta Energy’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
NOTE: Covanta’s charter contains restrictions that prohibit parties from acquiring 5% or more of Covanta’s common stock without its prior consent.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward- looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2005, and in other securities filings by Covanta or its subsidiaries.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contact:
Doreen Lubeck
973.882.7001
Attachments

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Unaudited, in thousands, except per share amounts)
Operating revenues
Waste and service revenues	$213,501	$131,108	$404,870	$242,448
Electricity and steam sales	116,413	63,437	225,591	122,225
Other operating revenues	4,222	4,547	9,031	9,238

Total operating revenues	334,136	199,092	639,492	373,911

Operating expenses
Plant operating expenses	174,561	122,923	360,719	241,199
Depreciation and amortization expense	48,838	17,857	95,235	33,531
Net interest expense on project debt	15,293	10,079	31,291	19,712
Other operating expenses	1,520	1,696	4,210	5,358
General and administrative expenses	17,236	13,283	35,831	26,803
Restructuring charges	—	2,655	—	2,655
Acquisition-related charges	—	1,785	—	1,980

Total operating expenses	257,448	170,278	527,286	331,238

Operating income	76,688	28,814	112,206	42,673

Other income (expense)
Investment income	2,915	994	5,318	1,873
Interest expense	(31,814)	(18,031)	(60,297)	(28,352)
Loss on extinguishment of debt	(2,342)	—	(2,342)	—
Unrealized gain on derivative instruments, unexercised ACL warrants	—	500	—	4,218

Total other expenses	(31,241)	(16,537)	(57,321)	(22,261)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	45,447	12,277	54,885	20,412
Income tax expense	(6,662)	(4,875)	(10,925)	(7,617)
Minority interests	(2,279)	(5,589)	(2,879)	(7,139)
Equity in net income from unconsolidated investments	14,672	4,104	21,515	10,564

Net Income	$51,178	$5,917	$62,596	$16,220

Earnings Per Share:
Basic	$0.35	$0.06	$0.43	$0.16

Weighted Average Shares	146,343	106,245	144,872	104,030

Diluted	$0.35	$0.05	$0.43	$0.15

Weighted Average Shares	147,087	111,911	146,423	109,753

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Pro Forma Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	As Reported	Pro Forma	As Reported	Pro Forma
	(Unaudited, in thousands, except per share amounts)
Operating revenues
Waste and service revenues	$213,501	$208,354	$404,870	$393,100
Electricity and steam sales	116,413	102,813	225,591	201,885
Other operating revenues	4,222	4,547	9,031	9,238

Total operating revenues	334,136	315,714	639,492	604,223

Operating expenses
Plant operating expenses	174,561	171,254	360,719	347,952
Depreciation and amortization expense	48,838	45,765	95,235	91,281
Net interest expense on project debt	15,293	17,314	31,291	34,902
Other operating expenses	1,520	829	4,210	5,877
General and administrative expenses	17,236	17,843	35,831	36,621

Total operating expenses	257,448	253,005	527,286	516,633

Operating income	76,688	62,709	112,206	87,590

Other income (expense)
Investment income	2,915	1,558	5,318	3,098
Interest expense	(31,814)	(28,801)	(60,297)	(58,534)
Loss on extinguishment of debt	(2,342)	—	(2,342)	—
Unrealized gain on derivative instruments, unexercised ACL warrants	—	500	—	4,218

Total other expenses	(31,241)	(26,743)	(57,321)	(51,218)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	45,447	35,966	54,885	36,372
Income tax expense	(6,662)	(16,185)	(10,925)	(16,368)
Minority interests	(2,279)	(5,608)	(2,879)	(7,195)
Equity in net income from unconsolidated investments	14,672	4,104	21,515	10,564

Net Income	$51,178	$18,277	$62,596	$23,373

Earnings Per Share:
Basic	$0.35	$0.13	$0.43	$0.17

Weighted Average Shares	146,343	140,160	144,872	139,900

Diluted	$0.35	$0.13	$0.43	$0.16

Weighted Average Shares	147,087	145,825	146,423	145,622

Covanta has prepared condensed consolidated pro forma statements of operations for the three and six months ended June 30, 2005 and June 30, 2006 as if the acquisition of Ref-Fuel had been consummated on January 1, 2005.

Covanta Holding Corporation	Exhibit 3
Reconciliation of Net Income and Pro Forma Net Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Full Year
	2006	2005	2006	2005	Estimated 2006
	As Reported	Pro Forma	As Reported	Pro Forma
	(Unaudited, in thousands)
Net Income — Covanta Holding Corporation	$51,178	$18,277	$62,596	$23,373

Less: Net Income — Other Services	474	660	1,049	2,846

Net Income — Covanta Energy Corporation	50,704	17,617	61,547	20,527	$104,000 - $112,000

Depreciation and amortization expense	48,820	45,738	95,200	91,226	191,000

Debt service:
Net interest expense on project debt	15,293	17,314	31,291	34,902
Interest expense	31,814	28,801	60,297	58,534
Loss on extinguishment of debt	2,342	—	2,342	—
Investment income	(2,216)	(1,446)	(4,134)	(2,886)

Subtotal debt service	47,233	44,669	89,796	90,550	170,000

Income tax expense	6,228	15,816	10,150	14,210	32,000 - 36,000

Other Adjustments:
Change in unbilled service receivables (A)	4,192	2,382	8,261	5,094
Energy contract levelization (A)	1,113	394	2,174	722
Non-cash compensation (A)	2,537	259	3,368	1,056
Other non-cash operating expenses (A)	2,081	2,069	3,258	4,415

Subtotal other adjustments	9,923	5,104	17,061	11,287	31,000 - 29,000

Minority interests	2,406	5,817	3,236	7,404	7,000

Total adjustments	114,610	117,144	215,443	214,677

Adjusted EBITDA — Covanta Energy Corporation (B)	$165,314	$134,761	$276,990	$235,204	$535,000 - $545,000

(A) These items represent amounts that are non-cash in nature.
(B) Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”) as defined in Covanta Energy’s financing arrangements. The corporate debt resides at Covanta Energy and, therefore, Covanta Holding Corporation (“Covanta”) provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business.
Covanta uses adjusted EBITDA to assess its operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited condensed consolidated financial statements of Covanta and the notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.
Adjusted EBITDA, set forth above, is reconciled to net income, which is the most directly comparable GAAP performance measure.
Covanta has prepared adjusted EBITDA for the three and six months ended June 30, 2006 and June 30, 2005, on a Pro Forma basis, as if the acquisition of Ref-Fuel had been consummated on January 1, 2005.

Covanta Energy Corporation	Exhibit 4
Reconciliation of Free Cash Flow to Cash Flow Provided by Operating Activities

	Three Months Ended	Six Months Ended	Full Year
	June 30, 2006	June 30, 2006	Estimated 2006
	(Unaudited, in thousands)
Cash Flow Provided by Operating Activities	$75,661	$116,105	$285,000

Less: Purchase of Property, Plant and Equipment (A)	(8,767)	(26,788)	(50,000)

Free Cash Flow (B)	$66,894	$89,317	$235,000

(A) Purchase of Property, Plant and Equipment is also referred to as capital expenditures.
(B) Free Cash Flow is provided for Covanta Energy Corporation (“Covanta Energy”). The corporate debt resides at Covanta Energy and, therefore, Covanta Holding Corporation (“Covanta”) provides Free Cash Flow at that level and not at the Covanta level which includes the insurance business.
Covanta uses Free Cash Flow as a liquidity measure. It believes this financial measure is important in analyzing its liquidity to service its capital structure and for strategic opportunities.
Free Cash Flow is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited condensed consolidated financial statements of Covanta and the notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.
Free Cash Flow means, for any period, Cash Flow Provided by Operating Activities less Purchase of Property, Plant and Equipment. Free Cash Flow is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or any other measures of performance derived in accordance with GAAP. Free Cash Flow is reconciled to cash provided by operating activities, the most directly comparable GAAP operating measure.

Covanta Holding Corporation	Exhibit 5
Components of Diluted Earnings Per Share

	Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2006
	(Unaudited)
Cumulative Effect of Philippine Tax Ruling (A)	$0.05	$0.05

APB 23 prior years cumulative adjustment (B)	0.07	0.07

All other	0.23	0.31

EPS — Diluted	$0.35	$0.43

(A) Covanta is a minority shareholder in the “Quezon Project Company” that owns the Quezon facility in the Philippines. In June 2006, the Philippine tax authorities issued a ruling clarifying the deductibility of unrealized foreign exchange losses to the Quezon Project Company. As a result, the Quezon Project Company recorded a deferred income tax benefit which increased Covanta’s second quarter and year-to-date equity in net income from unconsolidated investments by $7 million.
(B) During the quarter ended June 30, 2006, consistent with its strategy to pursue international investment opportunities, Covanta adopted the permanent reinvestment exception under APB 23 with respect to the earnings of its foreign subsidiaries. Pursuant to this election, Covanta now considers foreign earnings to be permanently reinvested and, as a result, Covanta recorded a catch-up, cumulative adjustment in the current quarter of $10 million or 7 cents per diluted share to reflect the reversal of the deferred taxes that were accrued over the last two years prior to the election under APB 23.

Exhibit 6
Covanta Energy Corporation
Effect of Philippine Tax Ruling as Component of Adjusted EBITDA

	Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2006
	(Unaudited, in thousands)

Cumulative Effect of Philippine Tax Ruling (A)	$7,037	$7,037

All other	158,277	269,953

Adjusted EBITDA — Covanta Energy Corporation (B)	$165,314	$276,990

(A) Covanta is a minority shareholder in the “Quezon Project Company” that owns the Quezon facility in the Philippines. In June 2006, the Philippine tax authorities issued a ruling clarifying the deductibility of unrealized foreign exchange losses to the Quezon Project Company. As a result, the Quezon Project Company recorded a deferred income tax benefit which increased Covanta’s second quarter and year-to-date equity in net income from unconsolidated investments by $7 million.
(B) Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”) as defined in Covanta Energy’s financing arrangements. The corporate debt resides at Covanta Energy and, therefore, Covanta Holding Corporation (“Covanta”) provides adjusted EBITDA at that level and not at the Covanta level which includes the insurance business.
Covanta uses adjusted EBITDA to assess its operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA is an unaudited, non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the unaudited condensed consolidated financial statements of Covanta and the notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.
Adjusted EBITDA, set forth above, is reconciled to net income on Exhibit 3, which is the most directly comparable GAAP performance measure.